                                                                  Exhibit 32.1

                   Certification of CEO and CFO Pursuant to
                18 U.S.C. Section 1350, as Adopted Pursuant to
                Section 906 of the Sarbanes-Oxley Act of 2002

     In connection with the Quarterly Report on Form 10-QSB of Centennial
Specialty Foods Corporation (the "Company") for the quarterly period ended
September 30, 2003 as filed with the Securities and Exchange Commission on
December 15, 2003 (the "Report"), Jeffrey R. Nieder, as Chief Executive
Officer and Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.  The Report fully complies with the requirements of Section 13(a) or 15(d)
    of the Securities Exchange Act of 1934; and

2.  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the
    Company.

/s/ Jeffrey R. Nieder

Name: Jeffrey R. Nieder

Title:Chief Executive Officer

       Principal Executive
        Officer) and Chief
        Financial Officer
        (Principal Financial
      ( and Accounting Officer)

Date: February 5, 2004

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Centennial Specialty
Foods Corporation and will be retained by Centennial Specialty Foods
Corporation and furnished to the Securities and Exchange Commission or its staff upon request.